Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT AND JOINDER

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND JOINDER (this “Amendment”), dated as of August 9, 2018, is entered into by and among PETIQ, LLC, an Idaho limited liability company (“PetIQ”), the other Credit Parties signatory hereto (collectively with PETIQ, the “Borrowers”), the LENDERS signatory hereto (including KEYBANK NATIONAL ASSOCIATION, which will become a Lender and the Syndication Agent pursuant to this Amendment), and EAST WEST BANK, a California banking corporation, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”),  with reference to the following facts:

RECITALS

A.        The Borrowers, the Lenders, and Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of January 17, 2018 (the “Credit Agreement”) and certain other related Loan Documents, pursuant to which the Lenders provide the Borrowers a revolving credit facility with sub-facilities for letters of credit and swing line loans).

B.         The parties hereto desire to amend the Credit Agreement: (i) to increase the aggregate Revolving Credit Commitments from $50,000,000 to $75,000,000; (ii) to add KeyBank National Association “KeyBank”), by joinder, as a Lender under the Credit Agreement, with a Revolving Credit Commitment of $25,000,000; (iii) to permit the Borrowers to grant a subordinate purchase-money security interest to Merial LLC (“Merial”); and (iv) to make various technical corrections and other modifications, all as set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1.         Defined Terms.  All initially capitalized terms used in this Amendment (including in the recitals hereto) without definition shall have the respective meanings set forth for such terms in the Credit Agreement.

2.         Addition of Definitions.  Section 1.01 of the Credit Agreement is hereby amended and supplemented by adding therein new definitions of “First Amendment Effective Date” and “Refinanced Debt” as follows:

“First Amendment Effective Date” means the effective date of the First Amendment to Amended and Restated Credit Agreement by and among the Borrowers, the Lenders (including KeyBank National Association as a new Lender and the Syndication Agent, by joinder), Administrative Agent, L/C Issuer and Swingline Lender.

“Refinanced Debt” means Indebtedness that is the subject of a Permitted Refinancing.

3.         Deletion of Cash Management Obligations Sublimit.  Section 1.01 of the Credit Agreement is hereby further amended by amending and restating the definition of “Cash Management Obligations” so that it reads in full as follows (changes to the text are indicated with a  ~~strikethrough~~ or in bold, italicized and underscored type):

“Cash Management Obligations” means, as of any date of determination, the aggregate outstanding obligations of Borrowers to Cash Management Banks pursuant to Cash Management Agreements, provided that Cash Management Obligations ~~(i)~~ may not exceed $5,000,000 at any time ~~and (ii) with respect to the obligations pursuant to Cash Management Agreements described in clause (ii) of the definition thereof, such Cash Management Obligations shall not exceed in the aggregate $500,000 out of the $5,000,000 aggregate cap amount at any time; for the avoidance of doubt, the $500,000 sublimit provided herein is a part of, and not in addition to, the overall $5,000,000 aggregate limit~~.

4.         Amendment of Concentration Cap for Wal-Mart and Sam’s  Club.  Section 1.01 of the Credit Agreement is hereby further amended by amending and restating subsection (c)(i) of the definition of “Eligible Receivables” so that such subsection reads in full as follows:

“(i)          40% measured on a combined basis for Wal-Mart and Sam’s Club, notwithstanding their Affiliate relationship, provided, that in the event of new product introductions, if approved by the Administrative Agent in writing in its sole discretion and in any event for a period of not more than 60 days, such allowable combined percentage shall be 70%; and”

5.         Amendment of Definition of Eurodollar Rate.  Section 1.01 of the Credit Agreement is further amended by amending and restating the definition of Eurodollar Rate so that it reads in full as follows (changes to the text are indicated with a ~~strikethrough~~ or in bold, italicized and underscored type):

“Eurodollar Rate” means, for any Interest Period with respect to any Eurodollar Rate Loan, the rate per annum determined by the Administrative Agent to be the rate for deposits in Dollars for a period approximately equal to such Interest Period and in an amount approximately equal to the principal amount of such Eurodollar Rate Loan which appears on the Bloomberg Screen TMM Page under the heading “LIBOR Fix” as of 11:00 a.m. (London time) on the second Business Day prior to the first day of such Interest Period (adjusted for any and all assessments, surcharges and reserve requirements); provided, however, if the Eurodollar Rate determined as provided above would be less than zero, then the Eurodollar Rate shall be deemed to be zero for the purposes of this Agreement.  If such interest rate shall cease to be available from the above-described Bloomberg report, the Eurodollar Rate shall be determined from such financial reporting service as the Administrative Agent shall reasonably determine and use with respect to its other loan facilities for which interest is determined based on the London interbank offered rate.

6.         Amendment of Definition of Required Lenders.  Section 1.01 of the Credit Agreement is hereby further amended by amending and restating the definition of “Required Lenders” so that it reads in full as follows (changes to the text are indicated with a ~~strikethrough~~  or in bold, italicized and underscored type):

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the aggregate Revolving Credit Commitments, collectively; provided that: (a) if at any time there are only two (2) Lenders, Required Lenders shall mean both Lenders; (b) if at any time there are more than two (2) Lenders, Required Lenders shall mean at least two (2) unaffiliated Lenders; and (c) the Revolving Credit Commitment of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders

7.         Increase in Revolving Credit Commitments.

(a)        Amendment of Definition of Revolving Credit Facility.  Section 1.01 is hereby further amended by amending and restating the definition of Revolving Credit Facility so that it reads in full as follows:

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Commitments at such time.  As of the First Amendment Effective Date, the Revolving Credit Facility is $75,000,000.

(b)        Amendment of Schedule of Commitments.  Schedule 2.01 to the Credit Agreement is hereby amended and restated to read in full as set forth on Schedule 2.01 to this Amendment.

8.         Consent to Incurrence of Purchase-Money Indebtedness to Merial.  Section 7.02 of the Credit Agreement is hereby amended by (i) deleting the word “and” from the end of subsection (n), (ii) re-lettering existing subsection (o) to become a new subsection (p), and (iii) adding therein a replacement subsection (o) as follows:

“(o)       Indebtedness of the Credit Parties to Merial LLC (‘Merial’) secured by purchase-money security interests permitted by Section 7.03(a)xii, so long as no Event of Default has occurred and is continuing at the time such Indebtedness is incurred or after giving to the incurrence of such Indebtedness.”

9.         Consent to Grant of Purchase-Money Security Interest to Merial.  Section 7.03(a) of the Credit Agreement is hereby amended and supplemented by (i) deleting the word “and” from the end of clause x. thereof, (ii) adding a semicolon followed by the word “and” after the word “Liens” in clause xi. thereof; (iii) renumbering current clause xii. thereof to be new numbered clause xiii.; and (iv) adding a replacement clause xii. therein as follows:

“xii.     Liens in favor of Merial granted on or after the First Amendment Effective Date to secure permitted purchase-money Indebtedness of any Credit Party to Merial,  provided that such Liens (a) attach only to the assets acquired with such purchase-money Indebtedness and the proceeds thereof and (b) are subordinated to the Lien of Administrative Agent pursuant to a written subordination agreement between Administrative Agent and Merial in form and substance satisfactory to Administrative Agent in its Permitted Discretion; and”

10.       Amendment of Fixed Charge Coverage Ratio Covenant.  Section 7.13 of the Credit Agreement is hereby amended and restated to read in full as follows (changes to the text are indicated with a ~~strikethrough~~ or in bold, italicized and underscored type):

“7.13    Fixed Charge Coverage Ratio.  The Credit Parties shall not permit the

Consolidated Fixed Charge Coverage Ratio, determined as of the last day of any Fiscal Quarter, to be less than ~~1.10~~ 1.15 to 1.00.”

11.       Amendment of Notices Provision.  Section 6.05 of the Credit Agreement is hereby amended by amending and restating the last paragraph thereof so that it reads in full as follows (changes to the text are indicated with a ~~strikethrough~~ or in bold, italicized and underscored type):

“Delivery by the Credit Parties to the Administrative Agent of any and all notices required to be delivered to the Lenders as herein required shall be deemed made upon receipt of such notices by the Administrative Agent (and Administrative Agent agrees to promptly forward the same to the Lenders).”

12.       Amendment of “Waterfall” Provision.  Section 8.03 of the Credit Agreement is hereby amended and restated to read in full as follows (changes to the text are indicated with a ~~strikethrough~~ or in bold, italicized and underscored type):

“8.03    Application of Funds.   In the event that, following the occurrence and during the continuance of any Event of Default, the Administrative Agent or any Lender receives any monies in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral, the Administrative Agent may apply (and shall apply at (a) the request of the Required Lenders or (b) following the exercise of remedies pursuant to Section 8.02, including without limitation, pursuant to the proviso thereof) such monies as follows (and each Lender shall comply with the instructions of the Administrative Agent in the case of any such monies received by such Lender):

i.          First, to payment of outstanding Pro Rata Protective Advances and Out-of-Formula Advances ratably among the holders thereof in proportion to the respective amounts described in this clause First and if the Revolving Credit Lenders have declined to participate in Protective Advances pursuant to Section 2.17(a), to payment of outstanding Protective Advances not to exceed 10% of the Borrowing Base as of the date of the making of such Protective Advances funded by the Administrative Agent;

ii.         Second, to payment of that portion of the Obligations owing to the Administrative Agent constituting (a) indemnities and expenses due and payable under this Agreement and the other Loan Documents (including reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent), and (b) the fees due and payable under the Fee Letter;

iii.        Third, to (a) the payment of that portion of the Obligations constituting (i) indemnities and expenses (including reasonable and documented fees, charges and disbursements of counsel to the Lenders and amounts payable under Article III) due and payable to the Lenders under this Agreement and the other Loan Documents, (ii) accrued and unpaid interest and fees (including Unused Facility Fees, Early Revolving Credit Facility Termination Fees and Letter of Credit Fees) due and payable to the Lenders, (iii) unpaid principal of the Revolving Credit Loans, the L/C Borrowings and the Swingline Loans, ratably among the holders thereof, (iv) Secured Cash Management Obligations then owing under

Secured Cash Management Agreements, and (v) Secured Hedge Obligations then owing under Secured Hedge Agreements, and (b) to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.21;

iv.        Fourth, if the Revolving Credit Lenders have declined to participate in Protective Advances pursuant to Section 2.17, to payment of outstanding Protective Advances funded by the Administrative Agent remaining outstanding after the application of clause First above;

v.        Fifth, ~~to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.21~~ the payment in full of all other Obligations due and payable ratably among the holders thereof; and;

vi.        ~~Seventh~~Sixth, the balance, if any, after all of the Obligations have been indefeasible paid in full, to the Borrowers or as otherwise required by Law.

~~vii.       Seventh, the balance, if any, after all of the Obligations have been indefeasible paid in full, to the Borrowers or as otherwise required by Law.~~

All payments applied to the Loans pursuant to this Section 8.03 shall be applied to the Loans owing to the Lenders in accordance with their respective Applicable Percentages.”

13.       Amendment of Costs and Expenses Provision.  Section 10.04(a) of the Credit Agreement is hereby amended and restated to read in full as follows (changes to the text are indicated with a ~~strikethrough~~ or in bold, italicized and underscored type):

“(a)      Costs and Expenses.   The Borrowers shall pay (i) all reasonable documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of one firm of outside counsel for such Persons, and one local or special counsel to such Persons in any relevant jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, which, in the case of any Lender, other than the Administrative Agent and its Affiliates, shall be limited to one firm of outside counsel for all such Lenders (including the reasonable and documented fees, charges and disbursements of counsel) (and, in the case of an actual unwaivable conflict of interest, one additional counsel for all such similarly affected persons, one additional local or special counsel for all such similarly affected persons in any relevant jurisdiction, and one regulatory counsel for all such similarly affected persons), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans (including Swingline Loans) made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.”

14.       Amendment of Indemnification by the Borrowers Provision.  Section 10.04(b) of the Credit Agreement is hereby amended and restated as follows (changes to the text are indicated with a ~~strikethrough~~ or in bold, italicized and underscored type):

“(b)      Indemnification by the Borrowers.   The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any outside counsel for any Indemnitee which, in the case of the Lenders, other than the Administrative Agent and its Affiliates, shall be limited to one firm of outside counsel for all such Lenders (and, in the case of an actual unwaivable conflict of interest, one additional counsel for all such similarly affected persons, one additional local or special counsel for all such similarly affected persons in any relevant jurisdiction, and one regulatory counsel for all such similarly affected persons)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and each of its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan (including any Swingline Loan) or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any other Credit Party, or any Environmental Liability related in any way to the Borrowers or any other Credit Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Credit Party, and regardless of whether any such Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Credit Parties against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such other Credit Parties has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.”

15.       Amendment of Form of Compliance Certificate.  Exhibit D to the Credit Agreement is hereby amended and restated to read in full as set forth on Exhibit D to this Amendment ((changes to the text of Exhibit D are indicated with a ~~strikethrough~~ or in bold, italicized and underscored type).

16.       Release of Lien on “Lovibles” Trademark; Exclusion from Borrowing Base of Inventory Bearing “Lovibles” Trademark.  Administrative Agent hereby releases its Lien on any and all trademarks relating to the Borrowers’ so-called “Lovibles” products, and Administrative Agent agrees to execute and deliver to Borrower Representative all release forms necessary or reasonably desirable to further the release of such Lien.  The Borrowers acknowledge and agree that following the First Amendment Effective Date, no Inventory bearing, sold under a license to use, or otherwise relating to the “Lovibles” trademark shall constitute Eligible Inventory.

17.       Commitment of KeyBank.  Pursuant to the joinder provisions of Section 18 below, as of the First Amendment Effective Date, KeyBank shall be (a) a Lender with a Commitment of $25,000,000 and (b) the Syndication Agent.  KeyBank’s Applicable Percentage of the Revolving Credit Facility is set forth on Schedule 2.01 to this Amendment.

18.       Joinder of KeyBank as a Lender and as Syndication Agent.  By its execution of this Amendment, effective as of the First Amendment Effective Date, KeyBank shall be a Lender for all purposes under the Credit Agreement and the other Loan Documents and the Syndication Agent and shall be joined and shall have bound itself to the Credit Agreement and to all other Loan Documents to which Lenders are bound generally as of the effective date hereof.  KeyBank hereby assumes all of the obligations of a Lender under the Credit Agreement and the other Loan Documents and shall be entitled to all of the benefits of a Lender under the Loan Documents.  In furtherance of this joinder agreement, KeyBank hereby agrees to furnish the Administrative Agent a completed Administrative Questionnaire, an Internal Revenue Service Form W-9, and any other agreements, documents or instruments that Lenders are required or reasonably requested by Administrative Agent or Borrower Representative to deliver to Administrative Agent or to the Borrowers pursuant to the Credit Agreement.

19.       Conditions Precedent.  The effectiveness of this Amendment shall be subject to the satisfaction of each of the following conditions:

(a)        This Amendment.  Administrative Agent shall have received this Amendment, duly executed by the Borrowers, the Lenders (including, without limitation, KeyBank National Association), and Administrative Agent;

(b)        Officer’s Certificate.  Administrative Agent shall have received certificates attaching resolutions of the respective boards of directors, boards of managers or other applicable governing bodies of the Borrowers that authorize the Borrowers’ incurrence of the additional indebtedness contemplated hereunder; and

(c)        Fees.  Administrative Agent shall have received payment of the fees set forth in a separate letter agreement between Administrative Agent and the Borrowers dated as of the date hereof.

20.       General Amendment Provisions.

A.        The Credit Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms, and Borrowers hereby ratify and confirm the Credit Agreement in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, an amendment to, or a consent to a deviation from, any right, power, or remedy of Administrative Agent or the Lender under the Credit Agreement or any other Loan Document, as in effect prior to the date hereof.

B.         The Borrowers represent and warrant to Administrative Agent and the Lenders that the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this Amendment (except for representations and warranties that expressly relate to an earlier date, which are true and correct in all material respects as of such earlier date) and that no Event of Default has occurred and is continuing.

C.         This Amendment constitutes the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally.  All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

D.        This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing this Amendment (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

E.         This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws (as opposed to the conflicts of law principles) of the State of New York.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their respective duly authorized officers as of the date first above written.

The Borrowers:

PETIQ, LLC,
an Idaho limited liability company

By	/s/ Cord Christensen
Name:	Cord Christensen
Title:	Chief Executive Officer

TRUE SCIENCE HOLDINGS, LLC,
a Florida limited liability company

By	/s/ Cord Christensen
Name:	Cord Christensen
Title:	Manager

TRURX LLC,
an Idaho limited liability company

By	/s/ Cord Christensen
Name:	Cord Christensen
Title:	Manager

TRU PRODIGY, LLC,
a Texas limited liability company

By	/s/ Cord Christensen
Name:	Cord Christensen
Title:	Manager

First Amendment to Amended and Restated Credit Agreement and Joinder

COMMUNITY VETERINARY CLINICS LLC,
a Delaware limited liability company

By	/s/ Nathan Smith
Name:	Nathan Smith
Title:	Manager

PET SERVICES OPERATING, LLC,
a Delaware limited liability company

By	/s/ Nathan Smith
Name:	Nathan Smith
Title:	Manager

PAWPLUS MANAGEMENT, LLC,
a Delaware limited liability company

By	/s/ Nathan Smith
Name:	Nathan Smith
Title:	Manager

VIP PETCARE, LLC,
a Delaware limited liability company

By	/s/ Nathan Smith
Name:	Nathan Smith
Title:	Manager

COMMUNITY CLINICS, INC.,
a California corporation

By	/s/ Nathan Smith
Name:	Nathan Smith
Title:	Director

First Amendment to Amended and Restated Credit Agreement and Joinder

The Agent, L/C Issuer and Swingline Lender:

EAST WEST BANK,
as Administrative Agent, LC/Issuer and
Swingline Lender

By:	/s/ David A. Lehner
David A. Lehner
Senior Vice President

First Amendment to Amended and Restated Credit Agreement and Joinder

The Syndication Agent:

KEYBANK NATIONAL ASSOCIATION,
as Syndication Agent

By:	/s/ Craig A. Hanselman
Name:	Craig A. Hanselman
Title:	Vice President

First Amendment to Amended and Restated Credit Agreement and Joinder

The Lenders:

EAST WEST BANK,
as a Lender

By:	/s/ David A. Lehner
David A. Lehner
Senior Vice President

First Amendment to Amended and Restated Credit Agreement and Joinder

COMERICA BANK,
as a Lender

By:	/s/ Brian Dobbs
Name:	Brian Dobbs
Title:	Vice President

First Amendment to Amended and Restated Credit Agreement and Joinder

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Craig A. Hanselman
Name:	Craig A. Hanselman
Title:	Vice President

First Amendment to Amended and Restated Credit Agreement and Joinder

Schedule 2.01

Commitments and Applicable Percentages

Lender	Revolving Credit Commitment	Applicable Percentage
East West Bank	$40,000,000.00	53.3333334%
Comerica Bank	$10,000,000.00	13.3333333%
KeyBank National Association	$25,000,000.00	33.3333333%
Total	$75,000,000.00	100.0000000%

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:  __________, ___

To:       East West Bank, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of January 17, 2018 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms used herein but not defined herein having the meaning as therein defined), among (a) PETIQ, LLC, an Idaho limited liability company (“PetIQ”) as a Borrower (as defined below) and as the Borrower Representative (as defined in the Credit Agreement) for the other Borrowers party thereto; (b) TRUE SCIENCE HOLDINGS, LLC, a Florida limited liability company, TRURX LLC, an Idaho limited liability company, TRU PRODIGY, LLC, a Texas limited liability company, COMMUNITY CLINICS, INC., a California corporation, PAWSPLUS MANAGEMENT, LLC, a Delaware limited liability company, PET SERVICES OPERATING, LLC, a Delaware limited liability company, VIP PETCARE, LLC, a California limited liability company, COMMUNITY VETERINARY CLINICS, LLC, a Delaware limited liability company (together with PetIQ, each individually, a “Borrower” and collectively, the “Borrowers”); (c) the other Credit Parties party thereto; (d) the Lenders from time to time party thereto; and (e) EAST WEST BANK, as Administrative Agent.

The undersigned hereby certifies as of the date hereof that he/she is the Financial Officer of PetIQ and that as such he/she is authorized to execute and deliver this Certificate to the Administrative Agent, and, upon request, to the Lenders, on behalf of the Credit Parties, and in such capacity that:

[Use following paragraph 1 for Fiscal Year-end financial statements]

1.            The Credit Parties are delivering attached hereto as Exhibit A and as required by Section 6.04(a) of the Credit Agreement for the Fiscal Year ended as of the above date, the consolidated and consolidating balance sheet of Parent and its Subsidiaries, as at the end of such Fiscal Year, and the related consolidated and consolidating statements of income or operations, cash flows and shareholders’ equity for such Fiscal Year, each setting forth in comparative form the figures for the previous Fiscal Year and all such consolidated and consolidating financial statements to be in reasonable detail, prepared in accordance with GAAP, consistently applied, and such consolidated and consolidating financial statements to be audited and accompanied by a report and opinion prepared in accordance with generally accepted auditing standards by an independent certified public accountant and certified without qualification and without expression of uncertainty as to the ability of Parent, the Borrowers and their Restricted Subsidiaries to continue as going concerns (other than a “going concern” qualification resulting from an upcoming maturity under the Credit Agreement or the Term Credit Agreement occurring within one year from the time such opinion is delivered or a breach of Section 7.13 of the Credit Agreement).  The information contained in such financial statements fairly presents in all material respects the financial condition of Parent, the Borrowers and their Restricted Subsidiaries on the

Exhibit D

1

dates indicated therein. Attached hereto as Schedule 1,  Schedule 2, and Schedule 3, respectively, are: (i) computations evidencing the Fixed Charge Coverage Ratio, the First Lien Net Leverage Ratio and Excess Cash Flow, in each case, for the Reference Period ended as of the last day of the Fiscal Year ended as of the above date and specifying whether the Credit Parties have complied with Section 7.13 and Section 7.15 of the Credit Agreement; (ii) a copy of the management discussion and analysis prepared in connection with such financial statements; and (iii) a copy of the accountants’ management letter (if any) for the Fiscal Year ended as of the above date.

[Use following paragraph 1 for Fiscal Quarter-end financial statements]

1.         The Credit Parties are delivering attached hereto as Exhibit A and as required by Section 6.04(b) of the Credit Agreement for the Fiscal Quarter ended as of the above date, the consolidated and consolidating balance sheet of the Parent, the Borrowers and their Restricted Subsidiaries, as at the end of such Fiscal Quarter, and the related consolidated and consolidating statements of income or operations, cash flows and shareholders’ equity for such Fiscal Quarter and the portion of the Fiscal Year through the end of such Fiscal Quarter, each setting forth in comparative form the figures for the previous Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year and all such consolidated and consolidating financial statements to be in reasonable detail, prepared in accordance with GAAP consistently applied. The information contained in such financial statements fairly presents in all material respects the financial condition of Parent, the Borrowers and their Restricted Subsidiaries on the dates indicated therein. Attached hereto as Schedule 1 and Schedule 2, respectively, are: (i) computations evidencing the Fixed Charge Coverage Ratio and the First Lien Net Leverage Ratio for the Reference Period ended as of the last day of the Fiscal Quarter ended as of the date above and specifying whether the Credit Parties have complied with Section 7.13 and Section 7.15 of the Credit Agreement; and (ii) a copy of the management discussion and analysis prepared in connection with such financial statements (which may be subject to year-end adjustments and the absence of footnotes).

[Use following paragraph 1 for Fiscal Month-end financial statements]

1.         The Credit Parties are delivering attached hereto as Exhibit A and as required by Section 6.04(c) of the Credit Agreement after the end of each of the first two Fiscal Months of the Fiscal Quarter ended as of the above date, the unaudited monthly consolidating financial statements of Parent, the Borrowers and their Restricted Subsidiaries for such Fiscal Month, including the consolidating balance sheet of Parent, the Borrowers and their Restricted Subsidiaries, as at the end of such Fiscal Month, the related consolidating statements of income or operations and cash flows for such Fiscal Month and for the portion of the Fiscal Year then ended, each setting forth in comparative form the figures for the corresponding Fiscal Month of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, each, prepared in accordance with GAAP consistently applied at such date and for such period.  The information contained in such financial statements fairly presents in all material respects the financial condition of Parent, the Borrower and their Restricted Subsidiaries on the dates indicated therein (subject to year-end adjustments and the absence of footnotes).  Attached hereto as Schedule 1 and Schedule 2, respectively, are: (i) computations evidencing the Fixed Charge Coverage Ratio for the Reference Period ended as of the last day of the Fiscal Month ended as of the date above and specifying whether the Credit Parties have complied with Section 7.13 of the Credit Agreement;

Exhibit D

2

and (ii) a management discussion and analysis prepared in connection with the financial statements for each Fiscal Month (subject to year-end adjustments and the absence of footnotes).

2.         The undersigned has reviewed and is familiar with the terms of the Credit Agreement and the Loan Documents and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Credit Parties during the accounting period covered by such financial statements.

3.         A review of the activities of the Credit Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Credit Parties performed and observed all their obligations under the Loan Documents, and

[select one:]

[the undersigned has no knowledge of any Default or Event of Default during such fiscal period by any of the Credit Parties.]

-or—

[the undersigned, has knowledge of the following list of Default(s) and /or Event(s) of Default and the nature thereof:]

4.         The financial covenant analyses and information set forth on Schedules 1, [and] 2, [and 3] attached hereto are true and accurate on and as of the date of this Certificate. All the financial covenant calculations set forth on Schedules 1, [and] 2, [and 3] attached hereto have been made in accordance with the Credit Agreement and are subject to the applicable terms thereof.

Exhibit D

3

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________________ ___, 20___.

PETIQ, LLC

By:
Name:
Title:

Exhibit D

4

EXHIBIT A

FINANCIAL STATEMENTS

Exhibit A

Financial Test Date: __________________

SCHEDULE 1

I. Section 7.13 – Consolidated Fixed Charge Coverage Ratio

A.   Consolidated EBITDA for the Parent and its Restricted Subsidiaries (other than the Mark and Chappell Entities) for the Reference Period most recently ended as of the date set forth above (“Subject Period):

1. Consolidated Net Income for the Subject Period; PLUS:	$____________
2. provision for income taxes for the Subject Period; PLUS:	$____________
3. Consolidated Interest Expense for the Subject Period; PLUS:	$____________
4. depreciation and amortization; PLUS:	$____________

5.         other one-time, non-occurring and non-cash expenses or losses that have been deducted in determining Consolidated Net Income disclosed in writing to, and deemed acceptable by, the Administrative Agent; PLUS:

$____________
6. costs and expenses incurred in connection with the Amendment Effective Date Transactions in an aggregate amount not in excess of $10,000,000 PLUS:	$____________
7. costs and expenses incurred in connection with the initial public offering of PetIQ, Inc. in an amount not in excess of $2,700,000; PLUS:	$____________
8. Pre-Opening Expenses in an amount not to exceed 10% of Consolidated EBITDA for the Subject Period prior to giving effect to this item 8; PLUS:	$____________
9. non-cash compensation expenses and other non-cash expenses or charges arising from the granting of stock options, stock appreciation rights or similar arrangements; PLUS:	$____________
10. non-recurring legal expenses for litigation matters in an amount not to exceed $200,000 for any period of four consecutive Fiscal Quarters; PLUS:	$____________

11.       fees and expenses paid to members of the board of directors of Parent (or any direct or indirect parent company of Parent) in an amount not to exceed $250,000 for any period of four consecutive Fiscal Quarters; MINUS:

$____________

Schedule 1

1

12.       the sum without duplication of (i) income tax credits and cash refunds actually received and (ii) any non-cash gains that have been added in determining Consolidated Net Income, in each case to the extent included in the calculation of Consolidated Net Income for the Subject Period:

$____________
13. Consolidated EBITDA (total of lines I.A.1. through I.A.12.):[1]	$____________
B. the aggregate amount of all Unfinanced Capital Expenditures during the Subject Period:	$____________
C. the aggregate amount paid, or required to be paid (without duplication), in cash in respect of the current portion of all federal, state, local and foreign income taxes for the Subject Period:	$____________
D. the aggregate amount of Consolidated Interest Expense paid or payable in cash during the Subject Period:	$____________

E.          the aggregate amount of all regularly scheduled payments of principal Indebtedness for borrowed money during the Subject Period paid or required to be paid by the Credit Parties, but not including any principal payments in respect of the Revolving Credit Loans under the Credit Agreement or any other revolving credit facility unless such payment of the Revolving Credit Loans or under such revolving credit facility, as applicable, results in a permanent reduction thereunder:

$____________

1       Consolidated EBITDA for Community Veterinary Clinics, LLC and its Restricted Subsidiaries for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 shall be deemed to be $6,484,101, $7,518,374 and $2,069,965, respectively.

Schedule 1

2

F. Consolidated Fixed Charge Coverage Ratio (ratio of difference of I.A.13. – I.B. – I.C. to sum of lines I.D. + I.E.):
Compliance Required?	:1.00 Yes/No
Is ratio in line I.F. equal to or greater than ~~1.10~~1.15:1.00?
Compliance?	Yes/No
Financial Test Date: __________________

II. Section 7.15 – First Lien Net Leverage Ratio

A.         Total Indebtedness as of the date set forth above secured by a first-lien on property of Parent, the Borrowers or their Restricted Subsidiaries (including, for the avoidance of doubt, the Term Loan Facility, any secured letters of credit and Indebtedness under the Credit Agreement) minus Unrestricted Cash in an amount not to exceed $5,000,000:

$____________
B. Consolidated EBITDA for the Reference Period ended as of the date set forth above:	$____________
C. First Lien Net Leverage Ratio (ratio of line II.A. to line II.B.):	:1.00
Compliance Required?	Yes/No
Is ratio in line III.C. equal to or less than ______:1.00?[2]
Compliance?	Yes/No

2       Refer to Section 7.15 of the Credit Agreement.

Schedule 1

3

Financial Test Date: __________________
EXCESS CASH FLOW
III. Excess Cash Flow

A. Consolidated EBITDA for the Fiscal Year ended as of the date set forth above (line I.A.13.); MINUS:	$____________
B. the sum, without duplication, of:
1. the cash portion of Consolidated Interest Expense paid during such Fiscal Year; PLUS:	$____________
2. the cash portion of any fees pursuant to the Credit Agreement or the Term Credit Agreement during such Fiscal Year; PLUS:	$____________

3.         the cash portion of income taxes, including Permitted Tax Distributions (excluding the principal amount of Indebtedness used to finance such Permitted Tax Distributions and any such Permitted Tax Distributions financed with the proceeds of an offering of Capital Stock); PLUS:

$____________

4.         (a) all scheduled and voluntary principal payments made in respect of the Term Loan Facilities during such Fiscal Year, (b) all permanent repayments of advances made during such Fiscal Year under the Credit Agreement to the extent accompanied by a permanent reduction of the Commitments thereunder and (c) all principal payments made in respect of any other Indebtedness permitted pursuant to Section 7.02 of the Credit Agreement made during such Fiscal Year to the extent such payments cannot be reborrowed, in each case of clauses (a) through (c), to the extent made with internally generated funds; PLUS:

$____________

5.         (a) maintenance and growth Capital Expenditures funded with internally generated cash in the applicable Fiscal Year and (b) to the extent the Borrowers or any of their Restricted Subsidiaries have entered into a binding contract with respect to the same, maintenance and growth Capital Expenditures to be funded with internally

Excess Cash Flow

1

generated cash in the immediately subsequent Fiscal Year; provided, to the extent the actual amount of such Capital Expenditures in the subsequent Fiscal Year is less than the amount deducted pursuant to this clause (b), such difference shall be added to the Excess Cash Flow for the subsequent Fiscal Year; PLUS:

$____________
6. Pre-Opening Expenses incurred in such Fiscal Year to the extent made with internally generated funds; PLUS:	$____________

7.         cash payments made during such Fiscal Year in respect of Permitted Acquisitions to the extent made with internally generated funds, including cash earnouts and royalty payments made to sellers that were not deducted as expenses and working capital and purchase price adjustments made pursuant to the acquisition documentation governing such Permitted Acquisition; PLUS:

$____________
8. the cash portion of costs, fees, charges, expenses or losses paid during such Fiscal Year in accordance with lines I.A.6. and I.A.7.; PLUS:	$____________
9. the cash portion of amounts added back to the definition of Consolidated EBITDA in accordance with lines I.A.10. and I.A.11.:	$____________

10.       the excess, if any, of Consolidated Working Capital at the end of the Subject Period over Consolidated Working Capital at the beginning of the Subject Period (or if the difference results in an amount less than zero, minus the excess, if any of the Consolidated Working Capital at the end of the Subject Period over Consolidated Working Capital):

$____________
C. Excess Cash Flow (line III.A. minus the sum of lines III.B.1. through III.B.10.)	$____________

Excess Cash Flow

2

SCHEDULE 2

ACCOUNTANTS’ MANAGEMENT LETTER

See attached.

Schedule 2

SCHEDULE 3

MANAGEMENT DISCUSSION AND ANALYSIS

See attached.

Schedule 3